UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4th, 2026

GREEN STREAM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California	000-53279	20-1144153
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

8549 Wilshire Blvd, Suite 1216

Beverly Hills, CA 90211

(Address of principal executive offices)

(307) 485-1009

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On April 4th, 2026, the Board of Directors of Green Stream Holdings, Inc. (the “Company”) accepted the resignation of all prior directors and officers of the Company.

Effective immediately thereafter, the Board appointed Nan Yang as the sole Director and sole Officer of the Company. Mr. Yang will serve in all executive officer capacities, including Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer.

There are no family relationships between Mr. Yang and any former director or executive officer of the Company, and there are no arrangements or understandings between Mr. Yang and any other persons pursuant to which he was appointed.

Mr. Yang has not entered into any material plan, contract, or arrangement with the Company in connection with his appointment that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01 – Other Events

The Company previously disclosed its intention to pursue a potential acquisition transaction involving Law90 (the “Proposed Transaction”).

On April 4th, 2026, the Company determined that it will no longer pursue the Proposed Transaction. The decision was based on internal strategic considerations and evaluation of the Company’s current business direction and priorities.

The Company is evaluating alternative strategic opportunities but has not entered into any definitive agreements at this time.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

None

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN STREAM HOLDINGS INC.

Date: April 9, 2026	By:	/s/ Nan Yang
Name: Nan Yang
Title: Sole Director, Secretary, and Treasurer